UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2008
SELECTICA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1740 Technology Drive, Suite 450
San Jose, CA 95110
(408) 570-9700

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
     On November 6, 2008, Selectica, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended September 30, 2008. A copy of the press release is attached as Exhibit 99.1.
     The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Contemplated Interim Review.
     On November 5, 2008, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded that the Company’s previously issued quarterly report on Form 10-Q for the quarter ended June 30, 2008 was no longer accurate and should no longer be relied upon, solely as a result of the need to reduce non-cash stock-based compensation expense by $400,823. This reduction in stock-based compensation expense resulted from the forfeiture of restricted stock previously granted to an executive of the Company upon termination of his employment at the end of the quarter.
     The Audit Committee reached its conclusion after discussing the matters disclosed in this Form 8-K with Armanino McKenna LLP, the independent registered certified public accounting firm that reviewed the financial statements in question and its CFO and General Counsel, Richard Heaps, who joined the Company in September 2008, after the financial statements in question were filed by the Company.
     The Company has filed a Form 10-Q/A for the quarter ended June 30, 2008 containing revised financial information with the Securities and Exchange Commission (“SEC”) concurrently with the filing of this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description

Exhibit 99.1	Press Release of Selectica, Inc., dated November 6, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.
DATE: November 6, 2008	By:	/s/ Richard Heaps
Richard Heaps
Chief Financial Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

Exhibit 99.1	Press Release of Selectica, Inc., dated November 6, 2008